EXHIBIT 99.C1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the use in this Registration Statement on Form S-6 of our report dated November 24, 2009, relating to the financial statements and financial highlights of SPDR Trust, Series 1, which are included in the September 30, 2009 Annual Report to Unitholders of SPDR Trust, Series 1, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Registration Statement.
PricewaterhouseCoopers LLP
Boston, Massachusetts
January 27, 2010